SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         April 27, 2004

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-26138	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Mount Kemble Avenue, Morristown, New Jersey		07960-6767
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 425-1200

INFORMATION TO BE INCLUDED IN THE REPORT

Item 12.  Results of Operations and Financial Condition

Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of Dendrite International, Inc. (“Dendrite”) dated April 27, 2004, reporting Dendrite’s financial results for the first quarter of 2004.

The discussion of Dendrite’s 2004 three month historical results as well as its outlook for future results include, and where indicated exclude, the impact of amortization of definite lived intangibles arising from Dendrite’s Synavant, SAI, Uto Brain and Pharma Vision acquisitions.  These adjustments are detailed in, and reconciled to generally accepted accounting principles (GAAP) as part of, the press release.

Dendrite believes that by reflecting the impact of these acquisition-related items, it provides investors with insight into the operating performance of Dendrite’s business as well as identifying the particular impact on operating results of amortization of definite lived intangibles in connection with the Synavant, SAI, Uto Brain and Pharma Vision acquisitions.

Dendrite management also internally uses these non-GAAP adjusted amounts to manage and evaluate its operating performance on a more comparative basis period-over-period.  These adjusted items provide management with an additional metric in order evaluate progress on its business excluding the acquisition-related amortization of definite lived intangibles in connection with the Synavant, SAI, Uto Brain and Pharma Vision acquisitions.  Management uses various methods to evaluate its operations and does not depend exclusively on such non-GAAP adjusted amounts or on any other single analysis model.

Dendrite has also provided its outlook information on both a GAAP basis and adjusted basis to account for these same items, to the extent applicable, and for the same reasons as described above.

The Company has detailed in its financial data tables accompanying the press release all such adjusted items and reconciliation items in order to assist investors in reviewing and identifying such non-GAAP adjusted amounts.  All such non-GAAP information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared and presented in accordance with GAAP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDRITE INTERNATIONAL, INC.

Dated: April 27, 2004	By:	/s/ KATHLEEN E. DONOVAN
	Name:	Kathleen E. Donovan
	Title:	Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Dendrite International, Inc., dated April 27, 2004.